As filed with the Securities and Exchange Commission on March 18, 2024

Registration No. 333-274196

Registration No. 333-270801

Registration No. 333-265697

Registration No. 333-264223

Registration No. 333-263830

Registration No. 333-254924

Registration No. 333-237434

Registration No. 333-230544

Registration No. 333-224064

Registration No. 333-217015

Registration No. 333-210490

Registration No. 333-203145

Registration No. 333-194924

Registration No. 333-187658

Registration No. 333-180896

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

POST-EFFECTIVE AMENDMENT NO. 1 TO REGISTRATION STATEMENT ON FORM S-8

(Registration No. 333-274196)

POST-EFFECTIVE AMENDMENT NO. 1 TO REGISTRATION STATEMENT ON FORM S-8

(Registration No. 333-270801)

POST-EFFECTIVE AMENDMENT NO. 1 TO REGISTRATION STATEMENT ON FORM S-8

(Registration No. 333-265697)

POST-EFFECTIVE AMENDMENT NO. 1 TO REGISTRATION STATEMENT ON FORM S-8

(Registration No. 333-264223)

POST-EFFECTIVE AMENDMENT NO. 1 TO REGISTRATION STATEMENT ON FORM S-8

(Registration No. 333-263830)

POST-EFFECTIVE AMENDMENT NO. 1 TO REGISTRATION STATEMENT ON FORM S-8

(Registration No. 333-254924)

POST-EFFECTIVE AMENDMENT NO. 1 TO REGISTRATION STATEMENT ON FORM S-8

(Registration No. 333-237434)

POST-EFFECTIVE AMENDMENT NO. 1 TO REGISTRATION STATEMENT ON FORM S-8

(Registration No. 333-230544)

POST-EFFECTIVE AMENDMENT NO. 1 TO REGISTRATION STATEMENT ON FORM S-8

(Registration No. 333-224064)

POST-EFFECTIVE AMENDMENT NO. 1 TO REGISTRATION STATEMENT ON FORM S-8

(Registration No. 333-217015)

POST-EFFECTIVE AMENDMENT NO. 1 TO REGISTRATION STATEMENT ON FORM S-8

(Registration No. 333-210490)

POST-EFFECTIVE AMENDMENT NO. 1 TO REGISTRATION STATEMENT ON FORM S-8

(Registration No. 333-203145)

POST-EFFECTIVE AMENDMENT NO. 1 TO REGISTRATION STATEMENT ON FORM S-8

(Registration No. 333-194924)

POST-EFFECTIVE AMENDMENT NO. 1 TO REGISTRATION STATEMENT ON FORM S-8

(Registration No. 333-187658)

POST-EFFECTIVE AMENDMENT NO. 1 TO REGISTRATION STATEMENT ON FORM S-8

(Registration No. 333-180896)

UNDER
THE SECURITIES ACT OF 1933

Splunk Inc.

(Exact Name of Registrant as Specified in Its Charter)

Delaware (State of Other Jurisdiction of Incorporation or Organization)	86-1106510 (I.R.S. Employer Identification No.)

250 Brannan Street
San Francisco, California 94107
(415) 848-8400

(Address of principal executive offices)

Splunk Inc. Amended and Restated 2022 Equity Incentive Plan

Splunk Inc. 2022 Equity Incentive Plan

Splunk Inc. Inducement Restricted Stock Unit Award Agreement

Splunk Inc. Inducement Performance Stock Unit Award Agreement

2022 Inducement Plan

2012 Employee Stock Purchase Plan, as amended

2012 Equity Incentive Plan

2003 Equity Incentive Plan

(Full title of the plan(s))

Gary Steele

President and Chief Executive Officer

250 Brannan Street
San Francisco, California 94107
(415) 848-8400

(Name, address, including zip code, and telephone number, including area code, of agent for service)

Copies to:

Anthony Vernace
Simpson Thacher & Bartlett LLP 425 Lexington Avenue New York, New York 10017 (212) 455-2000

Indicate by check mark whether the Registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, a smaller reporting company, or an emerging growth company. See the definitions of “large accelerated filer,” “accelerated filer,” “smaller reporting company,” and “emerging growth company” in Rule 12b-2 of the Exchange Act.

Large accelerated filer ☒	Accelerated filer ☐	Non-accelerated filer ☐	Smaller reporting company ☐
Emerging growth company ☐

If an emerging growth company, indicate by check mark if the Registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 7(a)(2)(B) of the Securities Act of 1933, as amended. ☐

DEREGISTRATION OF SECURITIES

Splunk Inc., a Delaware corporation (the “Company”), is filing these post-effective amendments (these “Post-Effective Amendments”) to the following Registration Statements on Form S-8 (the “Registration Statements”), which have been previously filed with the Securities and Exchange Commission (the “SEC”), to deregister any and all securities of the Company registered but unsold or otherwise unissued under each such Registration Statements as of the date hereof:

1.	Registration Statement No. 333-274196, filed with the SEC on August 24, 2023, relating to the Splunk Inc. Amended and Restated 2022 Equity Incentive Plan;
2.	Registration Statement No. 333-270801, filed with the SEC on March 23, 2023, relating to the 2012 Employee Stock Purchase Plan, as amended;
3.	Registration Statement No. 333-265697, filed with the SEC on June 17, 2022, relating to the Splunk Inc. 2022 Equity Incentive Plan;
4.	Registration Statement No. 333-264223, filed with the SEC on April 11, 2022, relating to the Splunk Inc. Inducement Restricted Stock Unit Award Agreement and the Splunk Inc. Inducement Performance Stock Unit Award Agreement;
5.	Registration Statement No. 333-263830, filed with the SEC on March 24, 2022, relating to the 2012 Employee Stock Purchase Plan, as amended, and the 2022 Inducement Plan;
6.	Registration Statement No. 333-254924, filed with the SEC on March 31, 2021, relating to the 2012 Employee Stock Purchase Plan, as amended;
7.	Registration Statement No. 333-237434, filed with the SEC on March 27, 2020, relating to the 2012 Equity Incentive Plan and the 2012 Employee Stock Purchase Plan, as amended;
8.	Registration Statement No. 333-230544, filed with the SEC on March 27, 2019, relating to the 2012 Equity Incentive Plan and the 2012 Employee Stock Purchase Plan;
9.	Registration Statement No. 333-224064, filed with the SEC on March 30, 2018, relating to the 2012 Equity Incentive Plan and the 2012 Employee Stock Purchase Plan;
10.	Registration Statement No. 333-217015, filed with the SEC on March 29, 2017, relating to the 2012 Equity Incentive Plan and the 2012 Employee Stock Purchase Plan;
11.	Registration Statement No. 333-210490, filed with the SEC on March 30, 2016, relating to the 2012 Equity Incentive Plan and the 2012 Employee Stock Purchase Plan;
12.	Registration Statement No. 333-203145, filed with the SEC on March 31, 2015, relating to the 2012 Equity Incentive Plan and the 2012 Employee Stock Purchase Plan;
13.	Registration Statement No. 333-194924, filed with the SEC on March 31, 2014, relating to the 2012 Equity Incentive Plan and the 2012 Employee Stock Purchase Plan;
14.	Registration Statement No. 333-187658, filed with the SEC on April 1, 2013, relating to the 2012 Equity Incentive Plan and the 2012 Employee Stock Purchase Plan; and
15.	Registration Statement No. 333-180896, filed with the SEC on April 24, 2012, relating to the 2012 Equity Incentive Plan, the 2012 Employee Stock Purchase Plan and the 2003 Equity Incentive Plan.

On September 20, 2023, the Company, entered into an Agreement and Plan of Merger (as amended, supplemented or otherwise modified from time to time, the “Merger Agreement”) by and among the Company, Cisco Systems, Inc., a Delaware corporation (“Parent”), and Spirit Merger Corp., a Delaware corporation and wholly owned subsidiary of Parent (“Merger Sub”). Pursuant to the Merger Agreement, at the effective time of the Merger, Merger Sub merged with and into the Company (the “Merger”), with the Company surviving the Merger as a wholly owned subsidiary of Parent. The Merger became effective on March 18, 2024, upon the filing of a Certificate of Merger with the Secretary of State of the State of Delaware.

As a result of the Merger, the Company has terminated all offerings of its securities pursuant to the Registration Statements. In accordance with an undertaking made by the Company in the Registration Statements to remove from registration, by means of these Post-Effective Amendments, any securities that had been registered but remain unsold at the termination of the offering, the Company hereby amends the Registration Statements to remove from registration all securities, as applicable, registered under the Registration Statements that remain unsold as of the date of these Post-Effective Amendments.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, as amended, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused these Post-Effective Amendments to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of San Francisco, State of California, on March 18, 2024.

Splunk Inc.

By:	/s/ Gary Steele
Name: Gary Steele
Title: President and Chief Executive Officer

No other person is required to sign these Post-Effective Amendments in reliance upon Rule 478 of the Securities Act of 1933, as amended.